Exhibit 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BE Aerospace, Inc. of our report dated April 12, 2001, except for Note 9 which is as of August 10, 2001, relating to the consolidated financial statements of M&M Aerospace Hardware, Inc., which appears in BE Aerospace, Inc.'s filing on Form 8-K dated August 10, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Miami, Florida
August 24, 2001